Exhibit 99.1

GWG Holdings to Conduct Webcast/Conference Call on March 31 to Discuss Full-Year 2019 and Q4 2019 Earnings

DALLAS - GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, today announced it will host a webcast/conference call on Tuesday, March 31, 2020 at 4:30 p.m. EDT to discuss financial and operating results for the full-year and fourth quarter of 2019.

The webcast will give viewers audio and access to PowerPoint slides that illustrate points made during the call. To register for the call and webcast, go to http://get.gwgh.com/q42019webcastinvite.

After the webcast is completed, a replay of it can be accessed at http://get.gwgh.com/q42019webcast.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, is the parent company of GWG Life which owns a portfolio of $2.06 billion in face value of life insurance policy benefits as of September 30, 2019. GWGH has executed a series of strategic transactions with The Beneficient Company Group, L.P., a financial services company providing proprietary liquidity solutions to owners of alternative assets, resulting in the closer alignment of the two companies.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 787-5744

dcallahan@gwgh.com